EXHIBIT 99.1

        SigmaTron International, Inc. Reports Year End Results

    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--July 12, 2004--SigmaTron International, Inc. (NASDAQ:SGMA) today reported revenues and earnings for the fiscal year ended April 30, 2004. Revenues were $100,494,122, a 5.0% decrease from the prior fiscal year revenues of $105,824,257. Net income for fiscal 2004 was $5,405,732 compared to $5,714,924 for fiscal 2003. Diluted earnings per share for fiscal 2004 were $1.53 compared to $1.70 in the prior year.
    Diluted earnings per share for the fourth quarter 2004 were $0.29 per share as compared to $0.69 per share for the fourth quarter of fiscal 2003. Revenues decreased to $25,227,270 for the fourth quarter of fiscal 2004 compared to $28,813,611 for the same quarter in the prior year.
    During fiscal 2004 SigmaTron was required to adopt Financial Interpretation No. 46 ("FIN46R"), "Consolidation of Variable Interest Entities" and as a result was required to consolidate the results of its 42.5% owned affiliate, SMT Unlimited L.P. ("SMTU") for financial reporting purposes. The consolidation has caused previously reported periods to be restated for comparison purposes. Because of this requirement, the usefulness of comparisons between results contained herein and results published before the third quarter of fiscal 2004 is significantly reduced.
    Gary R. Fairhead, SigmaTron's President and Chief Executive Officer, observed: "SigmaTron is pleased to report excellent results for another fiscal year. In fact our Income Before Taxes and Minority Interest in our affiliate actually increased over our results for fiscal 2003 in spite of increasing costs from many areas such as insurance and regulatory requirements.
    "During fiscal 2004 we were successful in completing the construction of and opening a new plant in Wujiang, China. We have started limited pilot and production runs and are in the middle of gaining customer and agency approvals. We believe that the addition of the China operation uniquely positions SigmaTron for a public company our size by having wholly owned operations in China, Mexico and North America plus an established international procurement office in Taiwan and an affiliate in Silicon Valley. This affords us the ability to offer customers a unique solution for volume requirements that are too small for the larger companies in our industry.
    "During the year our Mexican operations successfully consolidated into one location and continued to perform well. Our Elk Grove Village operation continued its turnaround, producing an operating profit for the first time in several years while adding several new customers. Las Vegas had a down year but remained profitable. Las Vegas is growing its box-build capabilities and recently expanded its operations in order to accommodate this effort. Our affiliate, SMTU, remained profitable. It appears that the Silicon Valley economy including the telecom segment is starting to recover and this is encouraging for our affiliate.
    "We face several significant issues going forward. The first is the requirements put on public companies by the Sarbanes-Oxley Act. The second is the requirement by Europe to move to a lead-free solder process. Both issues will impose significant costs on SigmaTron. However, we remain optimistic about our industry, and the opportunities we feel we have. We appreciate the continued support from our stockholders, customers, banks, vendors and employees."

    Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides components, printed circuit board assemblies and turnkey (completely assembled) electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Las Vegas, Nevada, Acuna, Mexico and Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elk Grove Village, Illinois and Taipei, Taiwan. The Company provides engineering support services in Acuna, Mexico and warehousing services in Del Rio, Texas. In addition, SigmaTron International, Inc. has an affiliate, SMT Unlimited L.P., that provides electronic manufacturing services in Fremont, California.

    Detailed results follow.

    Note: To the extent any statements in this year end statement may be deemed to be forward looking, such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business, including the Company's continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company's operating results; the availability and cost of necessary components; regulatory compliance; the continued availability and sufficiency of the Company's credit arrangements; changes in U.S., Mexican, Chinese or Taiwan regulations affecting the Company's business; the continued stability of the Mexican and Chinese economies, labor and political conditions; and the ability of the Company to manage its growth, including its recent expansion into China. These and other factors which may affect the Company's future business and results of operations are identified and detailed from time to time in the Company's filings with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K and risk factors contained therein. These statements speak as of the date of this report and the Company undertakes no obligation to update such statements in light of future events or otherwise.


CONSOLIDATED STATEMENTS OF OPERATION


                                                   Year Ended
                                            April 30,     April 30,
                                              2004          2003
                                          ------------- -------------

 Net sales                                $100,494,122  $105,824,257

 Cost of products sold                      81,378,192    85,904,574
                                          ------------- -------------

 Gross profit                               19,115,930    19,919,683

 Operating expenses                          9,664,903    10,048,229
                                          ------------- -------------

 Operating income                            9,451,027     9,871,454

 Other deductions-net                          232,292       847,846
                                          ------------- -------------

 Income before income tax expense
  and minority interest in affiliate         9,218,735     9,023,608

 Income tax expense                          3,550,038     3,251,551
                                          ------------- -------------

 Income before minority interest
 in affiliate                                5,668,697     5,772,057

 Minority interest in affiliate                262,965        57,133
                                          ------------- -------------

 Net  income                                $5,405,732    $5,714,924
                                          ============= =============


 Net income per common share -
 assuming dilution                               $1.53         $1.70
                                          ============= =============


 Weighted average number of
 common equivalent shares outstanding -
 assuming dilution                           3,541,297     3,355,076
                                          ============= =============


CONSOLIDATED BALANCE SHEET

                                            April 30,     April 30,
                                              2004          2003
                                          ------------- -------------

 Current assets                            $35,973,957   $29,443,913

 Machinery and equipment-net                25,707,901    19,096,970

 Other assets                                1,316,814     1,277,499
                                          ------------- -------------

 Total assets                               62,998,672    49,818,382
                                          ============= =============

 Liabilities and shareholders' equity

 Current liabilities                        13,086,206    15,530,772

 Long-term obligations                       8,269,923     7,759,889

 Minority interest in affiliate                439,787       235,051

 Stockholders' equity                       41,202,756    26,292,670
                                          ------------- -------------

 Total liabilities and
 stockholders' equity                      $62,998,672   $49,818,382
                                          ============= =============

    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 800-700-9095